EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

Investor Relations 847-607-2012

Stericycle, Inc. Reports Results

for the First Quarter 2019

LAKE FOREST, Ill., May 2, 2019 - Stericycle, Inc. (Nasdaq: SRCL) today reported results for the first quarter ended March 31, 2019 and reaffirmed 2019 guidance.

Revenues for the quarter were $830.1 million, a decrease of 7.3% from $895.0 million in the first quarter of last year.  The Company continued progress towards its Business Transformation and made additional planned investments in the development of its comprehensive enterprise resource planning (ERP) platform.  Net loss was $37.8 million, or $0.42 diluted loss per share, compared with net income of $21.0 million, or $0.25 diluted earnings per share in the first quarter of last year.  Adjusted EBITDA was $136.8 million, or 16.5% of revenues, compared with $189.3 million, or 21.2% of revenues in the first quarter of last year.  Adjusted diluted earnings per share was $0.57 compared to $1.21 in the 2018 comparable period.

“Revenues for the first quarter of 2019 reflect year-over-year foreign exchange impact and expected softness in recall activity.  Our operational and financial performance remains steady when considering significant weather impacts.  Given our performance, we remain confident in our guidance for 2019,” said Cindy Miller, Chief Executive Officer.

“We will complete the build phase of our ERP this month and have moved into the test and train phases, positioning us well for our 2020 implementation,” said Miller.  “Additionally, following today’s announcement regarding the appointment of a new CFO and two key executives, Stericycle’s new leadership team is complete, and we are focused on driving long-term shareholder value.”

FIRST QUARTER FINANCIAL RESULTS

•

Revenues for the quarter ended March 31, 2019 were $830.1 million compared to $895.0 million in the first quarter of last year. The effect of foreign exchange rates reduced revenues by $24.9 million and the expected declines within Communication and Related Services (“CRS”), primarily due to declines in recall activity, reduced organic revenues by $28.0 million.  Divestitures net of acquisitions reduced revenues by $5.1 million. Revenues were also impacted by extreme weather conditions and one less operating day compared to the same quarter last year.  Organic revenues decreased 3.9%, reflecting 4.3% growth in Secure Information Destruction offset by CRS and the Regulated Waste and Compliance Services (“RWCS”) business including non-recurring project-related revenue in Q1 2018.  See Tables 1-A and 1-B.

•

Loss from operations in the quarter was $4.2 million, compared to income from operations of $54.1 million in the first quarter of last year, due to a non-cash goodwill impairment charge related to Latin America, expected lower revenue, the impact of weather conditions and one less operating day, and higher operating costs that are not expected to continue in future periods.

•

Adjusted EBITDA was $136.8 million, compared to $189.3 million in the first quarter of last year.  Adjusted EBITDA as a percentage of revenues decreased to 16.5%, compared to 21.2% in the first quarter of last year, due to expected lower revenue, the impact of weather conditions and one less operating day, and higher operating costs that are not expected to continue in future periods.  See Unaudited Condensed Consolidated Statements of (Loss) Income and Table 2.

•

Diluted loss per share was $0.42, compared to diluted earnings per share of $0.25 in the first quarter of last year.  Adjusted diluted earnings per share was $0.57, compared to $1.21 in the first quarter of last year, due to the matters impacting revenues and loss from operations discussed above, higher interest expense and effective tax rate, and the absence of gains on share repurchases this quarter as compared to first quarter 2018.  See Unaudited Condensed Consolidated Statements of (Loss) Income and Table 2.

•

Cash flow from operations in the quarter was $36.2 million compared to $110.4 million last year.  The decrease was primarily a result of the loss from operations and the timing of net working capital movements.  Free cash flow was further impacted by the expected timing of capital expenditures, which were $66.1 million, an increase of $37.6 million compared to the first quarter of last year.

RECENT EVENTS

In a separate press release issued today, Stericycle announced changes to its senior leadership team. Janet H. Zelenka has been appointed Executive Vice President and Chief Financial Officer, effective June 1, 2019.  Dominic Culotta has joined in the newly created role of Executive Vice President and Chief Engineer.  S. Cory White has joined as Executive Vice President of Communication and Related Services.  These appointments represent the culmination of a plan to ensure the Company has a senior leadership team with the right skills and experience necessary to drive future performance and successful execution of the Business Transformation.

The Company recently released its 2019 Corporate Social Responsibility Overview which summarizes the benefits of the company’s many sustainability services, efforts to improve safety and minimize environmental impact, programs to support team members, and community engagement.  Read the overview at https://www.stericycle.com/white-papers/corporate-social-responsibility-2019.

CONFERENCE CALL INFORMATION

The Company is holding a conference call today, May 2, 2019, at 4:00 p.m. central time. Dial 866‑516‑6872 at least 5 minutes before start time.  Presentation materials will be posted prior to the conference call at http://investors.stericycle.com.   If you are unable to participate on the call, a replay will be available for 30 days by dialing 855‑859‑2056 or 404‑537‑3406, access code 3957119.  To hear a live simulcast of the call or access the audio archive, visit the Company’s investor relations page on http://investors.stericycle.com.

ABOUT STERICYCLE

Stericycle, Inc., (Nasdaq: SRCL) is a U.S. based business-to-business services company and leading provider of compliance-based solutions that protect people and brands, promote health and safeguard the environment. Stericycle serves more than one million customers in all 50 U.S. states and 21 countries worldwide with solutions for regulated waste management, secure information destruction, compliance, customer contact, and brand protection.  For more information about Stericycle, please visit www.stericycle.com.

SAFE HARBOR STATEMENT

This document may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic and market conditions).  Statements pertaining to our portfolio rationalization, business transformation, capital expenditures, cost savings initiatives and remediation efforts with respect to identified material weaknesses contain forward-looking statements.  When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements.  Actual results could differ significantly from the results described here.  Factors that could cause such differences include changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, the level of government enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, decreases in the volume of regulated wastes or personal and confidential information collected from customers, the ability to implement our ERP or execute on Business Transformation initiatives and achieve the anticipated benefits and cost savings, charges related to the portfolio rationalization strategy or the failure of this strategy to achieve the desired results, failure to consummate strategic alternative transactions with respect to Communication and Related Services or other non-core businesses, potential charges related to a strategic alternative transactions with respect to Communication and Related Services, or the failure of any such transactions to achieve desired results, the obligations to service substantial indebtedness and comply with the covenants and restrictions contained in private placement notes and credit agreements, a downgrade in our credit rating resulting in  an increase in interest expense, political, economic, inflationary, currency and other risks related to our foreign operations, the outcome of pending or future litigation or investigations including with respect to the U.S. Foreign Corrupt Practices Act, changing market conditions in the healthcare industry, competition and demand for services in the regulated waste and secure information destruction industries, changes in the demand and price for recycled paper, failure to maintain an effective system of internal control over financial reporting, delays in implementing remediation efforts with respect to existing material weaknesses, identification of additional material weaknesses, failure of current remediation efforts to address existing material weaknesses, disruptions in or attacks on information technology systems, as well as other factors described in filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Forms 10-Q.  As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends.  To the extent permitted under applicable law, we make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(In millions, except per share data)

	Three Months Ended March 31,
	2019	2018	% Change
Revenues	$830.1	$895.0	(7.3%)
Cost of revenues	533.0	536.5	(0.7%)
Gross profit	297.1	358.5	(17.1%)
Selling, general and administrative expenses	280.4	304.4	(7.9%)
Goodwill impairment	20.9	-	nm
(Loss) income from operations	(4.2)	54.1	(107.8%)
Interest expense, net	(27.6)	(25.0)	10.4%
Other expense, net	(2.2)	-	nm
(Loss) income before income taxes	(34.0)	29.1	(216.8%)
Income tax expense	(3.6)	(6.6)	(45.5%)
Net (loss) income	(37.6)	22.5	(267.1%)
Net income attributable to noncontrolling interests	(0.2)	-	nm
Net (loss) income attributable to Stericycle, Inc.	(37.8)	22.5	(268.0%)
Mandatory convertible preferred stock dividend	-	(8.8)	(100.0%)
Gain on repurchase of preferred stock	-	7.3	(100.0%)
Net (loss) income attributable to Stericycle, Inc. common shareholders	$(37.8)	$21.0	(280.0%)
(Loss) earnings per common share attributable to Stericycle, Inc. common shareholders:
Basic	$(0.42)	$0.25	(268.0%)
Diluted	$(0.42)	$0.25	(268.0%)
Weighted average number of common shares outstanding:
Basic	90.7	85.5
Diluted	90.7	85.8

nm - percentage change not meaningful

STATISTICS - U.S. GAAP AND ADJUSTED MEASURES

	Three Months Ended March 31,
	2019		2018
		% of Revenue		% of Revenue
Statistics - U.S. GAAP
Gross profit	$297.1	35.8%	$358.5	40.1%
Selling, general and administrative expenses	$280.4	33.8%	$304.4	34.0%
(Loss) income from operations	$(4.2)	(0.5%)	$54.1	6.0%
Effective tax rate	(10.7%)		22.7%
Statistics - Adjusted (1)
Adjusted gross profit	$300.7	36.2%	$358.5	40.1%
Adjusted selling, general and administrative expenses	$195.7	23.6%	$200.0	22.3%
Adjusted income from operations	$105.0	12.6%	$158.5	17.7%
Depreciation - cost of revenues	$25.9	3.1%	$24.2	2.7%
Depreciation - selling, general and administrative expenses	$5.9	0.7%	$6.6	0.7%
Intangible amortization	$37.8	4.6%	$31.9	3.6%
EBITDA	$65.4	7.9%	$116.8	13.1%
Adjusted EBITDA	$136.8	16.5%	$189.3	21.2%
Adjusted net income attributable to common shareholders	$51.6	6.2%	$110.1	12.3%
Adjusted effective tax rate	32.4%		24.5%
Adjusted diluted earnings per share	$0.57		$1.21
Adjusted diluted shares outstanding (2018 using if-converted method)	90.8		90.7

(1)

Adjusted financial measures are Non-GAAP measures and exclude adjusting items as described and reconciled to comparable U.S. GAAP financial measures in the Reconciliation of U.S. GAAP to Non-GAAP Financial Measures contained in this Press Release.

STERICYCLE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	March 31,	December 31,
	2019	2018
ASSETS
Current Assets:
Cash and cash equivalents	$48.2	$34.3
Accounts receivable, net	600.9	599.6
Prepaid expenses	87.0	50.0
Other current assets	65.5	63.4
Total Current Assets	801.6	747.3
Property, plant and equipment, net	760.0	743.5
Operating lease right-of-use assets	385.6	-
Goodwill	3,197.5	3,222.2
Intangible assets, net	1,599.7	1,637.7
Other assets	106.3	104.8
Total Assets	$6,850.7	$6,455.5

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$101.9	$104.3
Bank overdrafts	7.4	14.8
Accounts payable	210.7	225.8
Accrued liabilities	331.5	340.8
Operating lease liabilities	92.8	-
Other current liabilities	41.7	47.5
Total Current Liabilities	786.0	733.2

Long-term debt, net	2,702.4	2,663.9
Long-term operating lease liabilities	297.5	-
Deferred income taxes	347.7	307.3
Long-term taxes payable	74.4	83.3
Other liabilities	72.2	70.7
Total Liabilities	4,280.2	3,858.4

Commitments and contingencies

Equity:
Common stock	0.9	0.9
Additional paid-in capital	1,171.2	1,162.6
Retained earnings	1,751.4	1,789.2
Accumulated other comprehensive loss	(356.9)	(365.3)
Total Stericycle, Inc.’s Equity	2,566.6	2,587.4
Noncontrolling interests	3.9	9.7
Total Equity	2,570.5	2,597.1
Total Liabilities and Equity	$6,850.7	$6,455.5

STERICYCLE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended March 31,
	2019	2018
OPERATING ACTIVITIES:
Net (loss) income	$(37.6)	$22.5
Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation	31.8	30.8
Intangible amortization	37.8	31.9
Stock-based compensation expense	4.3	7.1
Deferred income taxes	7.3	(18.3)
Asset impairment charges and gain on divestiture of business, net	18.9	9.8
Other, net	(0.4)	(0.3)
Changes in operating assets and liabilities, net of the effect of acquisitions and divestitures:
Accounts receivable	(2.2)	(6.8)
Prepaid expenses	(11.7)	13.6
Accounts payable	(1.2)	(19.4)
Accrued liabilities	(18.4)	31.9
Other assets and liabilities	7.6	7.6
Net cash from operating activities	36.2	110.4
INVESTING ACTIVITIES:
Capital expenditures	(66.1)	(28.5)
Payments for acquisitions, net of cash acquired	(0.3)	(15.9)
Proceeds from divestiture of business	13.6	-
Other, net	0.5	0.3
Net cash from investing activities	(52.3)	(44.1)
FINANCING ACTIVITIES:
Repayments of long-term debt and other obligations	(6.8)	(12.2)
Net proceeds from (repayments of) foreign bank debt	5.5	(0.9)
Repayments of term loan	(11.9)	(11.9)
Net proceeds from (repayment of) senior credit facility	51.9	(29.0)
(Repayments of) proceeds from bank overdrafts, net	(6.9)	5.5
Payments of capital lease obligations	(0.8)	(1.6)
Proceeds from issuance of common stock, net of shares withheld for tax	0.3	3.7
Payments for repurchase of mandatory convertible preferred stock	-	(7.4)
Dividends paid on mandatory convertible preferred stock	-	(8.8)
Net cash from financing activities	31.3	(62.6)
Effect of exchange rate changes on cash and cash equivalents	(1.3)	3.5
Net change in cash and cash equivalents	13.9	7.2
Cash and cash equivalents at beginning of period	34.3	42.2
Cash and cash equivalents at end of period	$48.2	$49.4

SUPPLEMENTAL CASH FLOW INFORMATION:
Net issuances of obligations for acquisitions	$0.3	$11.2
Capital expenditures in accounts payable	$16.9	$5.0
Interest paid during the period, net of capitalized interest	$21.7	$16.6
Income taxes paid during the period, net of refunds	$0.5	$2.6

RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Table 1 – A: RECONCILIATION OF REVENUES TO ADJUSTED REVENUES –

THREE MONTHS ENDED MARCH 31, 2019

	Three Months Ended March 31,
	In millions			Percentage Change (%)
	2019	2018	Change	Organic	Acquisitions	Divestitures	Foreign Exchange(a)	Change
Revenues by Service
Regulated Waste and Compliance Services	$469.2	$497.4	$(28.2)	(2.0%)	0.2%	(0.5%)	(3.4%)	(5.7%)
Secure Information Destruction Services	232.0	219.9	12.1	4.3%	2.7%	–	(1.5%)	5.5%
Communication and Related Services	61.2	91.9	(30.7)	(30.5%)	–	(2.2%)	(0.7%)	(33.4%)
Manufacturing and Industrial Services	67.7	85.8	(18.1)	(7.3%)	–	(8.8%)	(5.0%)	(21.1%)
Total Revenues	$830.1	$895.0	$(64.9)	(3.9%)	0.8%	(1.3%)	(2.9%)	(7.3%)

Revenues by Geography
Domestic and Canada	$678.8	$714.7	$(35.9)	(5.3%)	1.0%	(0.3%)	(0.4%)	(5.0%)
International	151.3	180.3	(29.0)	1.9%	–	(5.3%)	(12.7%)	(16.1%)
Total Revenues	$830.1	$895.0	$(64.9)	(3.9%)	0.8%	(1.3%)	(2.9%)	(7.3%)

Table 1 – B: DISAGGREGATED REVENUES CHANGE

(In millions)
Three Months Ended March 31, 2019
Organic	$(34.9)
Acquisitions	6.8
Divestitures	(11.9)
Foreign exchange	(24.9)
Total Change	$(64.9)

(a) The comparisons at constant currency rates (foreign exchange) reflect comparative local currency balances at prior period’s foreign exchange rates.  Stericycle calculated these percentages by taking current period reported Revenues less the respective prior period reported Revenues, divided by the prior period reported Revenues, all at the respective prior period’s foreign exchange rates. This measure provides information on the change in Revenues assuming that foreign currency exchange rates have not changed between the prior and the current period.  Management believes the use of this measure aids in the understanding of changes in Revenues without the impact of foreign currency.

Table 2: THREE MONTHS ENDED MARCH 31, 2019 AND 2018

(In millions, except per share data)
	Three Months Ended March 31, 2019
	Gross Profit	Selling, General and Administrative Expenses	(Loss) Income from Operations (b)	Net (Loss) Income Attributable to Common Shareholders (c)	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$297.1	$280.4	$(4.2)	$(37.8)	$(0.42)
Adjustments:
Business Transformation (1)	-	(20.5)	20.5	15.8	0.17
Intangible Amortization (2)	-	(37.8)	37.8	28.9	0.32
Acquisition and Integration (3)	-	(1.9)	1.9	1.5	0.02
Operational Optimization (4)	2.0	(1.6)	3.6	3.0	0.03
Divestitures (5)	-	2.8	(2.8)	(3.5)	(0.04)
Litigation, Settlements and Regulatory Compliance (6)	-	(9.8)	9.8	8.7	0.10
Impairment (7)	1.6	-	22.5	22.0	0.24
Other (8)	-	(15.9)	15.9	13.0	0.15
Capital Allocation (9)	-	-	-	-	-
Adjusted Financial Measures (a)	$300.7	$195.7	$105.0	$51.6	$0.57

(In millions, except per share data)
	Three Months Ended March 31, 2018
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations (b)	Net Income Attributable to Common Shareholders (c)	Diluted Earnings Per Share
U.S. GAAP Financial Measures	$358.5	$304.4	$54.1	$21.0	$0.25
Adjustments:
Business Transformation (1)	-	(22.1)	22.1	16.4	0.19
Intangible Amortization (2)	-	(31.9)	31.9	23.7	0.28
Acquisition and Integration (3)	-	(4.1)	4.1	3.2	0.04
Operational Optimization (4)	-	(8.9)	8.9	6.6	0.07
Divestitures (5)	-	(4.1)	4.1	3.7	0.04
Litigation, Settlements and Regulatory Compliance (6)	-	(27.5)	27.5	20.3	0.23
Impairment (7)	-	-	-	-	-
Other (8)	-	(5.8)	5.8	4.4	0.05
Capital Allocation (9)	-	-	-	10.8	0.06
Adjusted Financial Measures (a)	$358.5	$200.0	$158.5	$110.1	$1.21

U.S. GAAP results for the three months ended March 31, 2019 and 2018 include:

(1) Business Transformation

2019: Selling, general and administrative expenses (“SG&A”) include $7.6 million of consulting and professional fees, $2.2 million of internal costs, $5.3 million related to executive and employee termination, $4.4 million of software usage/maintenance fees, and $1.0 million of other related expenses.

2018: SG&A includes $18.2 million of consulting and professional services, $2.5 million related to internal costs, $0.5 million related to exit costs – employee termination, $0.6 of software usage/maintenance fees, and $0.3 million of other related expenses.

(2) Intangible Amortization

2019 and 2018: SG&A includes $37.8 million and $31.9 million, respectively, of intangible amortization expense from acquisitions.

(3) Acquisition and Integration

2019: SG&A includes $1.8 million of acquisition expenses and $0.1 million of integration expenses related to acquisitions completed in the U.S.  During the first quarter of 2019, we completed 1 acquisition.

2018: SG&A includes $1.6 million of acquisition expenses, $2.0 million of integration expenses mostly related to acquisitions completed in the U.S., and a $0.5 million unfavorable change in the fair value of contingent consideration.  During the first quarter of 2018, we completed 9 acquisitions.

(4) Operational Optimization

2019: Cost of revenues (“COR”) includes a $2.0 million non-cash charge related to impairment of long-lived assets in our Domestic and Canada RCS reportable segment; SG&A includes $0.1 million of charges in our Domestic and Canada RCS reportable segment and $1.5 million of charges in the International RCS reportable segment, mostly related to site clean-up costs in Latin America.

2018: SG&A includes $1.4 million of charges in the Domestic and Canada RCS reportable segment related to improving operational efficiency such as optimizing overall logistics and sales functions primarily for Secure Information Destruction locations, $5.9 million in the International RCS reportable segment (of which $4.7 million non-cash charges related to impairment of long-lived assets, customer relationships and operating permits, $0.9 million related to closure and exit costs – other, and $0.3 million related to exit costs – employee termination), and $1.6 million in All other related to closure/consolidation of call centers in Communication and Related Services.

(5) Divestitures

2019: SG&A includes a $5.8 million gain on divestiture of a business in the U.K. and $3.0 million principally for professional fees associated with our Portfolio Rationalization efforts mostly in the U.S.

2018: SG&A includes $4.1 million of non-cash impairment charges related to the change in fair value of assets held for sale in the U.K.

(6) Litigation, Settlements, and Regulatory Compliance

2019 and 2018: SG&A includes $9.8 million and $27.5 million, respectively, in regulatory compliance, consulting and professional services related to certain litigation matters.

(7) Impairment

2019: COR includes $1.6 million related to non-cash impairment charges related to software as a result of rationalization of applications primarily in our Domestic CRS reporting unit.

We also recorded a non-cash goodwill impairment charge of $20.9 million related to our Latin America reporting unit.

(8) Other

2019: SG&A includes $15.9 million of consulting and professional services related to internal control remediation activities as well as the implementation of new accounting standards.  Other expense, net includes a foreign exchange loss of $1.1 million related to the re-measurement of net monetary assets held in Argentina as a result of its designation as a highly inflationary economy.

2018: SG&A includes $5.8 million of consulting and professional services related to the implementation of new accounting standards as well as internal control remediation activities.

(9) Capital Allocation

2018 Interest expense, net includes $2.7 million of pre-tax debt modification charges related to amending our credit agreements in connection with certain non-recurring matters.

2018 includes dividends on our Series A mandatory convertible preferred stock of $8.8 million.

For the purpose of calculating the ultimate EPS impact, for the first quarter of 2018, of our mandatory convertible preferred stock we show the impact by excluding the mandatory convertible preferred stock dividend and using the “if-converted” method of share dilution.  This provides insight to how our diluted share count was affected by the potential conversion of the mandatory convertible preferred shares prior to their actual conversion in September 2018.

As a result of this conversion in September 2018, the preferred stock had no impact on Adjusted Diluted EPS or the diluted shares outstanding for the first quarter of 2019.

The impact of excluding the preferred stock dividend from Adjusted Diluted EPS was $0.10 for the first quarter of 2018.  The increase in diluted shares outstanding under the “if-converted” method was 4.9 million for the first quarter of 2018. The impact of all adjusting items under the “if-converted” method to our Adjusted Diluted EPS has a dilutive effect of $0.06 for the first quarter of 2018.

(a) The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release.  Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain adjusting items, allowing better evaluation of underlying business performance and better period-to-period comparability.  Additionally, the Company uses such Non-GAAP financial measures in evaluating business unit and management performance.  All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to, or calculated in the same manner as Non-GAAP financial measures published by other companies.

(b) (Loss) Income from Operations and Adjusted Income from Operations provide the basis for other financial measures.

(c) Under the Net (Loss) Income Attributable to Common Shareholders column, adjustments are shown net of tax in aggregate of $20.9 million and $26.8 million for the three months ended March 31, 2019 and 2018, respectively, based on applying the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis.

The following table presents a reconciliation of (Loss) Income from Operations to Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA):

(In millions)
	Three Months Ended March 31,
	2019	2018
(Loss) income from operations	$(4.2)	$54.1
Depreciation	31.8	30.8
Intangible amortization	37.8	31.9
EBITDA	$65.4	$116.8

The following table presents the calculation of Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA):

(In millions)
	Three Months Ended March 31,
	2019	2018
Adjusted income from operations	$105.0	$158.5
Depreciation	31.8	30.8
Adjusted EBITDA	$136.8	$189.3